Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

SECOND QUARTER 2013 FINANCIAL RESULTS

New York, NY, August 6, 2013—Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Financial Summary

•

Reported Operating Earnings (a non-GAAP financial measure as defined below) of $18.9 million, or $0.59 per common share, for the quarter ended June 30, 2013. Reported net loss allocable to common stock and participating securities of $76.2 million, or $2.39 per common share, for the quarter ended June 30, 2013;

•	Increased the Company’s net interest rate swap (“Swap”) and interest rate swaption (“Swaption”) position by $375 million of notional value;

•	Pro-forma quarter end leverage multiple(1) of 3.9x at June 30, 2013 as compared to leverage multiple of 5.1x at March 31, 2013;

•	Declared a $0.70 per common share quarterly dividend; and

•	Book value per common share at June 30, 2013 was $18.63.

(1)

Pro-forma leverage multiple reflects the Company’s debt-to-equity multiple assuming unsettled trades at June 30, 2013 had settled at such date and the corresponding borrowings under repurchase agreements were repaid. A reconciliation is set forth in Table 10 of this press release.

Second Quarter 2013 Portfolio Summary

•	Sold $2.2 billion of Agency residential mortgage-backed securities (“RMBS”);

•	Purchased $186.5 million of non-Agency RMBS;

•	$3.3 billion RMBS portfolio at June 30, 2013 consisted of Agency RMBS with an estimated fair value of $2.6 billion and non-Agency RMBS with an estimated fair value of $751 million; and

•	RMBS and securitized mortgage loan portfolio had a 2.1% pro-forma effective net interest spread and a 11.8% pro-forma effective levered asset yield(2) at June 30, 2013;

(2)

The pro-forma effective net interest spread and the pro-forma effective levered asset yield assume that unsettled trades at June 30, 2013 had settled at such date and the corresponding borrowings under repurchase agreements were repaid. The pro-forma effective net interest spread and the pro-forma effective levered asset yield are non-GAAP financial measures, which include the cost of the Company’s Swaps as a component of its interest expense. A reconciliation is set forth in Table 9 of this press release.

“Numerous factors caused considerable volatility in the fixed income markets throughout the second quarter. Most notably, there were increased expectations that the Federal Reserve would begin tapering its asset purchases pursuant to its program of quantitative easing following positive reports on non-farm payrolls and housing,” said Michael Commaroto, Chief Executive Officer of the Company. “As a result, there was a significant re-pricing in the Agency RMBS market due to shifting expectations with respect to prepayment and extension risks, resulting in net selling throughout the market as portfolios were rebalanced. During this time, AMTG pro-actively commenced a strategy whereby the Company de-levered its Agency RMBS portfolio in order to stabilize book value and increase liquidity. At the same time, AMTG opportunistically re-deployed a portion of the Company’s cash into non-Agency RMBS. AMTG’s non-Agency portfolio has performed well as the housing market continues to improve and the Company continues to explore ways to expand its footprint in the non-Agency mortgage market.”

Second Quarter 2013 Financial Results

The Company reported Operating Earnings of $18.9 million, or $0.59 per common share, for the three months ended June 30, 2013, as compared to Operating Earnings of $14.0 million, or $0.66 per common share, for the three months ended June 30, 2012. Net loss allocable to common stock and participating securities for the three months ended June 30, 2013 was $76.2 million, or $2.39 per common share, as compared to net income allocable to common stock and participating securities of $26.4 million, or $1.24 per common share for the three months ended June 30, 2012.

For the six months ended June 30, 2013, the Company reported Operating Earnings of $38.0 million, or $1.32 per common share, as compared to Operating Earnings of $22.0 million, or $1.39 per common share, for the six months ended June 30, 2012. Net loss allocable to common stock and participating securities for the six months ended June 30, 2013 was $74.3 million, or $2.59 per common share, as compared to net income allocable to common stock and participating securities of $46.5 million, or $2.94 per common share, for the six months ended June 30, 2012.

The difference between Operating Earnings and net income/(loss) allocable to common stockholders primarily reflects that Operating Earnings excludes the following: (i) net unrealized gains/losses on RMBS; (ii) net changes in the fair value of Swaps and Swaptions and net realized gains/losses on the termination of Swaps and Swaptions; and (iii) net realized gains/losses from sales of RMBS. Reconciliations of Operating Earnings to net income/(loss) allocable to common stockholders for the three and six months ended June 30, 2013 and June 30, 2012, respectively are set forth in Table 8 of this press release.

Portfolio Repositioning (Table 1)

The following table sets forth the Company’s portfolio at June 30, 2013 as compared to March 31, 2013, summarizing the portfolio repositioning:

	June 30, 2013			March 31, 2013
($ amounts in thousands)	Principal Balance	Amortized Cost	Estimated Fair Value	Principal Balance	Amortized Cost	Estimated Fair Value
30-Year Mortgages:
3.5% Coupon	$793,628	$846,575	$805,988	$1,757,588	$1,869,086	$1,863,750
4.0% Coupon	1,551,118	1,688,425	1,620,521	1,841,597	1,996,008	2,002,782
4.5% & 5.0% Coupons	46,239	49,848	49,419	240,651	255,651	266,438

	2,390,985	2,584,848	2,475,928	3,839,836	4,120,745	4,132,970

15-20 Year Mortgages:
3.0% Coupon	—	—	—	22,236	23,216	23,588
3.5% Coupon	—	—	—	72,565	76,915	77,475

	—	—	—	94,801	100,131	101,063

Agency IOs (1)	—	27,797	30,184	—	7,889	7,974

Agency Inverse IOs (1)	—	52,101	45,944	—	57,488	57,557

Total Agency RMBS	$2,390,985	$2,664,746	$2,552,056	$3,934,637	$4,286,253	$4,299,564

(1)

Agency IOs and Agency IIOs have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities.

Portfolio Summary (Table 2)

The following table sets forth additional detail regarding the Company’s portfolio as of June 30, 2013:

	Principal Balance	Unamortized Premium (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/(Loss)	Net Weighted Average Coupon	Weighted Average Yield (3)
($ amounts in thousands)
Agency RMBS:
30-Year Mortgages
Coupon Rate:
3.5%	$793,628	$52,947	$846,575	$805,988	$(40,587)	3.50%	2.55%
4.0%	1,551,118	137,307	1,688,425	1,620,521	(67,904)	4.00%	2.60%
4.5%	46,239	3,609	49,848	49,419	(429)	4.50%	3.08%

	2,390,985	193,863	2,584,848	2,475,928	(108,920)	3.84%	2.59%

Agency IOs and Agency IIOs (4)	—	—	79,898	76,128	(3,770)	5.41%	13.13%

Total Agency	2,390,985	193,863	2,664,746	2,552,056	(112,690)	4.09%	2.91%

Non-Agency RMBS	946,294	(255,520)	690,774	751,024	60,250	1.29%	7.27%

Total	$3,337,279	$(61,657)	$3,355,520	$3,303,080	$(52,440)	3.39%	3.81%

(1)

A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At June 30, 2013, our non-Agency RMBS had gross discounts of $256,222 which included credit discounts of $106,286 and other-than-temporary impairments (“OTTI”) of $4,858.

(2)	Amortized cost is reduced by unrealized losses that are classified as OTTI. The Company recognized OTTI of $2,015 for the three months ended June 30, 2013.
(3)	Weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)

Agency IOs and Agency IIOs have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities. At June 30, 2013, the Company’s Agency IOs had a notional balance of $180,220 and the Company’s Agency Inverse IOs had a notional balance of $270,110.

As of June 30, 2013, the average cost basis of the Company’s Agency RMBS portfolio, excluding Agency IOs and Agency IIOs, was 108.1% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 73.0% of par value.

The Agency RMBS pass-through securities portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) over the quarter ended June 30, 2013 of 6.9%. Including Agency IOs and Agency IIOs securities, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 7.1% over the quarter ended June 30, 2013.

Portfolio Financing

At June 30, 2013, the Company had master repurchase agreements with 23 counterparties and had outstanding borrowings with 19 counterparties totaling $3.9 billion.

(Table 3)

The following table sets forth the Company’s borrowings at June 30, 2013:

RMBS Financed	Repurchase Agreement Borrowing	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity (days)
($ amounts in thousands)
Agency RMBS	$3,367,445	0.42%	25
Non-Agency RMBS	550,752	2.05	146
Repo – Securitization(1)	26,900	2.05	72

Total	$3,945,097	0.66%	42

(1)

Repo-Securitization reflects the balance of repurchase agreement borrowings that is collateralized by a non-Agency RMBS issued in connection with the securitization transaction that the Company retained. While the RMBS retained in connection with the securitization transaction do not appear on the Company’s balance sheet, as they are eliminated in consolidation with the securitization trust, the Company legally owns such securities and therefore is legally permitted to pledge such securities as collateral.

(Table 4)

The Company’s derivative instruments consisted of the following at June 30, 2013:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$1,547,000	$50,359
Swaption – assets	775,000	18,447
Swaps – (liabilities)	485,000	(2,750)
TBA Shorts(1) – assets	150,000	100
TBA Shorts(1) – (liabilities)	175,000	(923)

Total derivative instruments	$3,132,000	$65,233

(1)	TBA Shorts refer to to-be-announced contracts to sell certain Agency RMBS on a forward basis.

(Table 5)

The following table sets forth the Company’s Swaps and Swaption portfolios at June 30, 2013 as compared to March 31, 2013:

($ amounts in thousands)	June 30, 2013	March 31, 2013
Swaps:
Notional amount	$2,032,000	$2,207,000
Estimated fair value	$47,609	$(24,104)
Weighted average fixed pay rate	1.48%	1.39%
Weighted average term to maturity (years)	6.4	6.2

Swaptions:
Notional amount	$775,000	$225,000
Estimated fair value	$18,447	$1,641

Weighted average term to expiration (months)	11	10
Weighted average underlying Swap term (years)	10.0	10.0
Weighted average underlying Swap fixed pay rate	3.37%	2.99%

(Table 6)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at June 30, 2013:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 3 years and less than 5 years	$1,159,000	1.06%	4.1
Greater than 5 years	873,000	2.04	9.5

Total	$2,032,000	1.48%	6.4

(Table 7)

At June 30, 2013, the Company’s Swaptions had an aggregate notional amount of $775 million. The following table presents information about the Company’s Swaptions at June 30, 2013:

($ amounts in thousands)	Option		Underlying Swap
	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Swap Terms (Years)
Fixed Pay Rate for Underlying Swap
3.00 – 3.25%	$8,161	10	$275,000	10.0
3.26 – 3.50%	7,923	11	375,000	10.0
3.51 – 3.64%	2,363	12	125,000	10.0

	$18,447	11	$775,000	10.0

Book Value

The Company’s book value per common share at June 30, 2013 was $18.63 as compared to book value per common share of $21.72 at March 31, 2013.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Wednesday, August 7, 2013 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2013 earnings teleconference call should dial from the U.S., (877) 706-7548, or from outside the U.S., (706) 902-2150, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. teleconference call (number 15050016). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Wednesday, August 7, 2013, and ending at midnight on Wednesday, August 14, 2013. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 15050016.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $114.3 billion of assets under management at March 31, 2013.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash	$195,699	$149,576
Restricted cash	205,854	93,641
RMBS, at fair value ($3,102,135 and $3,940,913 pledged as collateral, respectively)	3,303,080	4,231,291
Securitized mortgage loans (transferred to a consolidated variable interest entity), at fair value	110,278	—
Investment related receivables ($977,726 and $0 pledged as collateral, respectively)	986,157	—
Interest receivable	13,117	11,341
Deferred financing costs, net	983	346
Derivative instruments, at fair value	68,906	750
Other assets	686	976

Total Assets	$4,884,760	$4,487,921

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$3,945,097	$3,654,436
Non-recourse securitized debt, at fair value	47,338	—
Investment related payables	14,316	50,032
Obligation to return cash held as collateral	66,571	—
Accrued interest payable	7,157	6,774
Derivative instruments, at fair value	3,673	23,184
Payable to related party	3,177	4,295
Dividends payable	26,261	30,675
Accounts payable and accrued expenses	1,694	1,742

Total Liabilities	$4,115,284	$3,771,138

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,035,845 and 24,205,972 shares issued and outstanding, respectively	320	242
Additional paid-in-capital	791,412	619,399
Retained earnings/(accumulated deficit)	(22,325)	97,073

Total Stockholders’ Equity	$769,476	$716,783

Total Liabilities and Stockholders’ Equity	$4,884,760	$4,487,921

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands—except share and per share data)

	Three months ended June 30,		Six moths ended June 30,
	2013	2012	2013	2012

Interest income – RMBS	$39,032	$21,990	$75,946	$34,353
Interest income – securitized mortgage loans	2,297	—	3,630	—

Interest Income	41,329	21,990	79,576	34,353

Interest expense – repurchase agreements	(6,729)	(2,871)	(12,636)	(4,232)
Interest expense – securitized debt	(508)	—	(818)	—

Interest Expense	(7,237)	(2,871)	(13,454)	(4,232)

Net Interest Income	$34,092	$19,119	$66,122	$30,121

Other Income/(Loss):

Realized gain/(loss) on sale of RMBS, net	$(47,508)	$11,614	$(31,713)	$18,383
Unrealized gain/(loss) on RMBS, net	(134,822)	14,598	(167,870)	20,548
Unrealized (loss) on securitized mortgage loans	(3,473)	—	(625)	—
Unrealized gain on securitized debt	887	—	15	—
Gain/(loss) on derivative instruments, net (includes $79,778, ($13,792), $78,119 and ($14,362) of unrealized gains/(losses), respectively)	83,369	(15,515)	77,571	(16,833)
Other, net	43	7	68	9

Other Income/(Loss), net	$(101,504)	$10,704	$(122,554)	$22,107

Operating Expenses:
General and administrative (includes $146, $90, $545 and $168 of non-cash stock based compensation, respectively)	$(2,434)	$(1,865)	$(5,285)	$(3,353)
Management fee – related party	(2,921)	(1,558)	(5,710)	(2,355)

Total Operating Expenses	$(5,355)	$(3,423)	$(10,995)	$(5,708)

Net Income/(Loss)	$(72,767)	$26,400	$(67,427)	$46,520

Preferred Stock Dividends Declared	(3,450)	—	(6,900)	—

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$(76,217)	$26,400	$(74,327)	$46,520

Earnings/(Loss) per Common Share – Basic and Diluted	$(2.39)	$1.24	$(2.59)	$2.94

Dividends Declared per Share of Common Stock	$0.70	$0.75	$1.40	$1.50

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to the Company’s Operating Earnings and Operating Earnings per common share for the three and six months ended June 30, 2013 and the three and six months ended June 30, 2012, Pro-Forma Effective Cost of Funds for the three months ended June 30, 2013 and Pro-Forma Leverage Multiple at June 30, 2013, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company’s management believes the non-GAAP financial measures presented in this press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating Earnings and Operating Earnings per common share presented exclude, as applicable: (i) realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating Earnings represents net income/(loss) allocable to common stockholders, as adjusted. Pro-Forma Effective Cost of Funds includes the net interest component related to the Company’s Swaps and assumes unsettled trades at June 30, 2013 had settled at such date and the corresponding borrowings under repurchase agreements were repaid. While the Company has not elected hedge accounting for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. Pro-Forma Leverage Multiple reflects the Company’s debt-to-equity multiple assuming that unsettled trades at June 30, 2013 had settled at such date and the corresponding borrowings under repurchase agreements were repaid.

The Company believes that the non-GAAP measures it presents provide investors with a useful measure to assess the performance of the Company’s ongoing business and useful supplemental information to both management and investors in evaluating our financial results. A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and six months ended June 30, 2013 and the three and six months ended June 30, 2012, are as follows:

(Table 8)

The following table reconciles net income/(loss) allocable to common stockholders with Operating Earnings for the three months ended June 30, 2013 and June 30, 2012, respectively:

	Three months ended June 30, 2013		Three months ended June 30, 2012
($ amounts in thousands except per share data)		Earnings Per Share(1)		Earnings Per Share(1)
Net income/(loss) allocable to common stockholders	$(76,356)	$(2.39)	$26,345	$1.24
Adjustments:
Non-cash stock-based compensation expense	146	—	90	—
Unrealized (gain)/loss on RMBS, net	134,822	4.21	(14,598)	(0.68)
Unrealized (gain)/loss on derivatives, net	(79,778)	(2.49)	13,792	0.65
Unrealized loss on securitized mortgage loans, net	3,473	0.11	—	—
Unrealized (gain) on securitized debt, net	(887)	(0.03)	—	—
Realized (gain)/loss on sale of RMBS, net	47,508	1.49	(11,614)	(0.55)
Realized (gain) on Swap/Swaption terminations, net	(10,028)	(0.31)	(39)	—

Total adjustments to arrive at operating earnings:	95,256	$2.98	(12,369)	(0.58)

Operating earnings	$18,900	$0.59	$13,976	$0.66

Basic and diluted weighted average common shares outstanding:	31,995		21,257

(1)	Reflects basic and diluted earnings per share for each component presented.

The following table reconciles net income/(loss) allocable to common stockholders with Operating Earnings for the six months ended June 30, 2013 and June 30, 2012, respectively:

	Six months ended June 30, 2013		Six months ended June 30, 2012
($ amounts in thousands except per share data)		Earnings Per Share(1)		Earnings Per Share(1)
Net income/(loss) allocable to common stockholders	$(74,600)	$(2.59)	$46,379	$2.94
Adjustments:
Non-cash stock-based compensation expense	545	0.02	168	0.01
Unrealized (gain)/loss on RMBS, net	167,870	5.82	(20,548)	(1.30)
Unrealized (gain)/loss on derivatives, net	(78,119)	(2.71)	14,362	0.91
Unrealized loss on securitized mortgage loans, net	625	0.02	—	—
Unrealized (gain) on securitized debt, net	(15)	—	—	—
Realized (gain)/loss on sale of RMBS, net	31,713	1.10	(18,383)	(1.17)
Realized (gain) on Swap/Swaption terminations, net	(10,028)	(0.34)	(39)	—

Total adjustments to arrive at operating earnings:	$112,591	$3.91	$(24,440)	(1.55)

Operating earnings	$37,991	$1.32	$21,939	$1.39

Basic and diluted weighted average common shares outstanding:	28,858		15,760

(1)	Reflects basic and diluted earnings per share for each component presented.

(Table 9)

The following table reconciles the Pro-Forma Effective Cost of Funds with pro-forma interest expense at June 30, 2013:

	Reconciliation	Cost of Funds/Effective Borrowing Costs
($ amounts in thousands)
Projected annual interest expense	$24,063	0.8%
Adjustment:
Net interest projected to be paid for Swaps	24,565	0.8%

Effective annual cost of funds	$48,628	1.6%

Pro-forma period end balance of borrowings	$3,013,282

(Table 10)

The following table sets forth the reconciliation of the pro-forma leverage multiple at June 30, 2013 assuming that unsettled trades at June 30, 2013 had settled at such date and the corresponding borrowings under repurchase agreements were repaid:

($ amounts in thousands)	Agency RMBS	Non-Agency RMBS	Securitized Mortgage Loans	Cash	Total
Debt (1) – June 30, 2013	$3,367,446	$550,752	$74,238	$—	$3,992,436
Change in borrowings under repurchase agreements upon settlement of June trades	(990,973)	11,804	—	—	(979,169)

Pro-forma debt	$2,376,473	$562,556	$74,238	$—	$3,013,267

Stockholders’ equity – June 30, 2013	$427,317	$199,210	$36,603	$106,346	$769,476
Changes in stockholders’ equity to reflect settlement of June trades:
Cash	—	—	—	49,479	49,479

Investment related receivable	(977,920)	—	—	(6,680)	(984,600)
Restricted cash	(58,364)	—	—	—	(58,364)
Borrowings under repurchase agreement	990,973	(11,804)	—	—	979,169
Investment related payable	—	14,316	—	—	14,316

Total adjustments to arrive at pro-forma equity	(45,311)	2,512	—	42,799	—

Pro-forma equity	$382,006	$201,722	$36,603	$149,145	$769,476

Debt- June 30, 2013	$3,367,446	$550,752	$74,238	$—	$3,992,436
Stockholders’ equity – June 30, 2013	$427,317	$199,210	$36,603	$106,346	$769,476

Debt/stockholders’ equity – June 30, 2013	7.88x	2.76x	2.03x	- x	5.19x

Pro-forma debt – June 30, 2013	$2,376,473	$562,556	$74,238	$—	$3,013,267
Pro-forma stockholders’ equity – June 30, 2013	$382,006	$201,722	$36,603	$149,145	$769,476

Pro-forma debt/stockholders equity – June 30, 2013	6.22x	2.79x	2.03x	- x	3.92x

(1)	For purposes of calculating debt/equity, the Company’s debt includes borrowings under repurchase agreements and securitized debt, at fair value.